EDGAR  EXHIBIT  8(4)
REFERENCE  N-1A  EXHIBIT(H)



                                LICENSE  AGREEMENT


     THIS LICENSE AGREEMENT, DATED AS OF __________________________, IS BY AND BETWEEN CALVERT GROUP, LTD., ("CALVERT"), A DELAWARE CORPORATION, HAVING AN OFFICE AT 4550 MONTGOMERY AVENUE, BETHESDA, MARYLAND, 20814, AND CALVERT SOCIAL INDEX SERIES, INC. ("LICENSEE"), HAVING AN OFFICE AT 4550 MONTGOMERY AVENUE, BETHESDA, MARYLAND, 20814.

     WHEREAS, CALVERT COMPILES, CALCULATES, MAINTAINS AND OWNS RIGHTS IN AND TO THE CALVERT SOCIAL INDEX AND TO THE SELECTION, COORDINATION, AND ARRANGEMENT OF THE DATA THEREIN CONTAINED (THE "CALVERT INDEX"), AND HAS THE RIGHT TO LICENSE TO THIRD PARTIES THE RIGHT TO USE THE CALVERT INDEX; AND

     WHEREAS, CALVERT USES IN COMMERCE (OR HAS A BONA FIDE INTENT TO USE IN COMMERCE) AND HAS A TRADE NAME AND SERVICEMARK AND/OR TRADEMARK RIGHTS TO THE DESIGNATIONS "CALVERT GROUP", AND "CALVERT SOCIAL INDEX", IN CONNECTION WITH THE CALVERT INDEX (SUCH RIGHTS BEING HEREINAFTER INDIVIDUALLY AND COLLECTIVELY REFERRED TO AS THE "CALVERT MARKS"); AND

     WHEREAS, LICENSEE WISHES TO USE THE CALVERT INDEX AS A COMPONENT OF THE PRODUCT OR PRODUCTS DESCRIBED IN EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF (THE "PRODUCT"); AND

     WHEREAS, LICENSEE MAY WISH TO USE THE CALVERT MARKS IN CONNECTION WITH THE MARKETING AND/OR PROMOTION OF THE PRODUCT AND IN CONNECTION WITH MAKING DISCLOSURES ABOUT THE PRODUCT UNDER APPLICABLE LAW, RULES AND REGULATIONS IN ORDER TO INDICATE THAT CALVERT IS THE SOURCE OF THE CALVERT INDEX; AND

     WHEREAS, LICENSEE WISHES TO OBTAIN CALVERT'S AUTHORIZATION TO USE THE CALVERT INDEX AND THE CALVERT MARKS IN CONNECTION WITH THE PRODUCT PURSUANT TO THE TERMS AND CONDITIONS HEREINAFTER SET FORTH.

     NOW,  THEREFORE,  THE  PARTIES  HERETO  AGREE  AS  FOLLOWS:

     1.     GRANT  OF  LICENSE.

          (A) SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, CALVERT HEREBY GRANTS TO LICENSEE A NON TRANSFERABLE, NON-EXCLUSIVE LICENSE (I) TO RECEIVE AND TO USE THE CALVERT INDEX AS AN IDENTIFIED COMPONENT OF THE PRODUCT TO BE MARKETED AND/OR PROMOTED BY LICENSEE AND (II) TO USE AND REFER TO THE CALVERT MARKS IN CONNECTION WITH THE DISTRIBUTION, MARKETING AND PROMOTION OF THE PRODUCT (INCLUDING IN THE NAME OF THE PRODUCT) AND IN CONNECTION WITH MAKING SUCH DISCLOSURE ABOUT THE PRODUCT AS LICENSEE DEEMS NECESSARY OR DESIRABLE UNDER ANY APPLICABLE LAW, RULES, REGULATIONS OR PROVISIONS OF THIS AGREEMENT, BUT, IN EACH CASE, ONLY TO THE EXTENT NECESSARY TO INDICATE THE SOURCE OF THE CALVERT INDEX.

          (B) CALVERT REPRESENTS THAT NO PERSON OR ENTITY (OTHER THAN THE LICENSEE) SHALL NEED TO OBTAIN A LICENSE FROM CALVERT WITH RESPECT TO THE USE OF THE CALVERT INDEX AS AN IDENTIFIED COMPONENT OF THE PRODUCT.

     2.     TERM.

          THE TERM OF THIS AGREEMENT SHALL COMMENCE ON THE COMMENCEMENT DATE AND SHALL CONTINUE IN PERPETUITY THEREAFTER UNLESS IT IS TERMINATED IN ACCORDANCE WITH ITS TERMS.

     3.     LICENSE  FEES.

          LICENSEE SHALL PAY TO CALVERT THE LICENSE FEES ("LICENSE FEES") SPECIFIED IN EXHIBIT B, ATTACHED HERETO AND MADE A PART HEREOF.



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     4.     TERMINATION.

          (A) EITHER PARTY MAY TERMINATE THIS AGREEMENT BY GIVING NO LESS THAN THIRTY (30) CALENDAR DAYS WRITTEN NOTICE.

          (B) IN THE EVENT OF TERMINATION OF THIS AGREEMENT AS PROVIDED IN SUBSECTION 4(A), THE LICENSE FEES TO THE DATE OF SUCH TERMINATION SHALL BE COMPUTED BY PRORATING THE AMOUNT OF THE APPLICABLE ANNUAL LICENSE FEES SHOWN IN EXHIBIT B ON THE BASIS OF HE NUMBER OF ELAPSED DAYS IN THE CURRENT TERM. ANY EXCESS LICENSE FEES AMOUNT PAID BY LICENSEE FOR THE CURRENT TERM SHALL BE REFUNDED BY CALVERT.

          (C) UPON TERMINATION OF THIS AGREEMENT, LICENSEE SHALL CEASE TO USE THE CALVERT INDEX AND THE CALVERT MARKS IN CONNECTION WITH THE PRODUCT; PROVIDED THAT LICENSEE MAY CONTINUE TO UTILIZE ANY PREVIOUSLY PRINTED MATERIALS WHICH CONTAIN THE CALVERT MARKS FOR A PERIOD OF THIRTY (30) CALENDAR DAYS FOLLOWING SUCH TERMINATION.

     5.     CALVERT  OBLIGATIONS.

     THIS LICENSE AGREEMENT IN NO WAY OBLIGATES EITHER PARTY TO ENGAGE IN ANY MARKETING OR PROMOTIONAL ACTIVITIES IN CONNECTION WITH THE PRODUCT OR IN MAKING ANY REPRESENTATION OR STATEMENT TO INVESTORS OR PROSPECTIVE INVESTORS IN CONNECTION WITH THE PROMOTION BY LICENSEE OF THE PRODUCT.

6.     DELIVERY  OF  CALVERT  INDEX.

(A) CALVERT DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     (B) CALVERT OR ITS AGENT SHALL USE ITS BEST EFFORTS TO CALCULATE AND DISSEMINATE THE RETURN OF THE CALVERT INDEX WITHIN TWO HOURS AFTER THE CLOSE OF THE REGULAR TRADING SESSION ON EACH TRADING DAY.

          (C) CALVERT SHALL PROMPTLY CORRECT OR INSTRUCT ITS AGENT TO CORRECT ANY MATHEMATICAL ERRORS MADE IN CALVERT'S COMPUTATIONS OF THE CALVERT
INDEX WHICH ARE BROUGHT TO CALVERT'S ATTENTION BY LICENSEE, PROVIDED THAT NOTHING IN THIS SECTION 6 SHALL GIVE LICENSEE THE RIGHT TO EXERCISE ANY JUDGMENT OR REQUIRE ANY CHANGES WITH RESPECT TO CALVERT'S METHOD OF COMPOSING, CALCULATING OR DETERMINING THE CALVERT INDEX.

     7.     PROTECTION  OF  VALUE  OF  LICENSE.

          (A) CALVERT SHALL AT CALVERT'S OWN EXPENSE AND SOLE DISCRETION EXERCISE CALVERT'S COMMON LAW AND STATUTORY RIGHTS AGAINST INFRINGEMENT OF THE CALVERT MARKS, COPYRIGHTS AND OTHER PROPRIETARY RIGHTS.

          (B) LICENSEE SHALL REASONABLY COOPERATE WITH CALVERT IN THE MAINTENANCE OF SUCH RIGHTS AND SHALL TAKE SUCH ACTIONS AND EXECUTE SUCH
INSTRUMENTS AS CALVERT MAY FROM TIME TO TIME REASONABLY REQUEST, AND SHALL USE THE FOLLOWING NOTICE WHEN REFERRING TO THE CALVERT INDEX OR THE CALVERT MARKS IN ANY INFORMATIONAL MATERIAL:

CALVERT  SOCIAL  INDEX  IS  A  TRADEMARK  OF  CALVERT  GROUP,  LTD.

OR SUCH SIMILAR LANGUAGE AS MAY BE APPROVED BY CALVERT, IT BEING UNDERSTOOD THAT SUCH NOTICE NEED ONLY REFER TO THE SPECIFIC CALVERT MARKS REFERRED TO IN THE INFORMATIONAL MATERIAL.


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     8.     PROPRIETARY  RIGHTS.

          (A) LICENSEE ACKNOWLEDGES THAT THE CALVERT INDEX IS SELECTED, COORDINATED, ARRANGED AND PREPARED BY CALVERT THROUGH THE APPLICATION OF METHODS AND STANDARDS OF JUDGMENT USED AND DEVELOPED THROUGH THE EXPENDITURE OF CONSIDERABLE WORK, TIME AND MONEY BY CALVERT. LICENSEE ALSO ACKNOWLEDGES THAT THE CALVERT INDEX AND THE CALVERT MARKS ARE THE EXCLUSIVE PROPERTY OF CALVERT, THAT CALVERT HAS AND RETAINS ALL PROPRIETARY RIGHTS THEREIN (INCLUDING, BUT NOT LIMITED TO TRADEMARKS AND COPYRIGHTS) AND THAT THE CALVERT INDEX AND ITS
COMPILATION AND COMPOSITION AND CHANGES THEREIN ARE IN THE CONTROL AND DISCRETION OF CALVERT.

          (B) CALVERT RESERVES ALL RIGHTS WITH RESPECT TO THE CALVERT INDEX AND THE CALVERT MARKS EXCEPT THOSE EXPRESSLY LICENSED TO LICENSEE HEREUNDER.

          (C) EACH PARTY SHALL TREAT AS CONFIDENTIAL AND SHALL NOT DISCLOSE OR TRANSMIT TO ANY THIRD PARTY THE SUBJECT AND TERMS OF THIS AGREEMENT AND ALL ORAL OR WRITTEN INFORMATION, OF WHATEVER KIND AND IN WHATEVER FORM, RELATING TO PAST, PRESENT OR FUTURE BUSINESS OR TECHNICAL INFORMATION OF A PARTY (OR ITS SUPPLIERS), AND ANY INFORMATION RELATING TO THE PARTIES' CLIENTS (INCLUDING BUT NOT LIMITED TO THE IDENTITY THEREOF), PRODUCTS, SERVICES, RESEARCH AND DEVELOPMENT, PROCESSES, TECHNIQUES, DESIGNS, FINANCIAL PLANNING PRACTICES, AND MARKETING PLANS (INCLUDING SUCH INFORMATION OF THIRD PARTIES THAT A PARTY IS OBLIGATED TO HOLD AS CONFIDENTIAL), WHETHER OR NOT SUCH INFORMATION HAS BEEN IDENTIFIED AS CONFIDENTIAL ("CONFIDENTIAL INFORMATION"). CONFIDENTIAL INFORMATION SHALL NOT INCLUDE (I) ANY INFORMATION THAT IS AVAILABLE TO THE PUBLIC OR THE RECEIVING PARTY HEREUNDER FROM SOURCES OTHER THAN THE PROVIDING PARTY (PROVIDED THAT SUCH SOURCE IS NOT SUBJECT TO A CONFIDENTIALITY AGREEMENT WITH REGARD TO SUCH INFORMATION) OR (II) ANY INFORMATION THAT IS INDEPENDENTLY DEVELOPED BY THE RECEIVING PARTY WITHOUT USE OF OR REFERENCE TO INFORMATION FROM THE PROVIDING PARTY. NOTWITHSTANDING THE FOREGOING, EITHER PARTY MAY REVEAL CONFIDENTIAL INFORMATION TO ANY REGULATORY AGENCY OR COURT OF COMPETENT JURISDICTION IF SUCH INFORMATION TO BE DISCLOSED IS (A) APPROVED IN WRITING BY THE OTHER PARTY FOR DISCLOSURE OR (B) REQUIRED BY LAW, REGULATORY AGENCY OR COURT ORDER TO BE DISCLOSED BY A PARTY, PROVIDED, IF PERMITTED BY LAW, THAT PRIOR WRITTEN NOTICE OF SUCH REQUIRED DISCLOSURE IS GIVEN TO THE OTHER PARTY AND PROVIDED FURTHER THAT THE PROVIDING PARTY SHALL COOPERATE WITH THE OTHER PARTY TO LIMIT THE EXTENT OF SUCH DISCLOSURE. THE PROVISIONS OF THIS SUBSECTION 8(C) SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND SHALL BE PERPETUAL.

     9.     WARRANTIES;  DISCLAIMERS.

          (A) CALVERT REPRESENTS AND WARRANTS THAT CALVERT HAS THE RIGHT TO GRANT THE RIGHTS GRANTED TO LICENSEE HEREIN AND THAT, SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, THE LICENSE GRANTED HEREIN SHALL NOT INFRINGE ANY TRADEMARK, COPYRIGHT OR OTHER PROPRIETARY RIGHT OF ANY PERSON NOT A PARTY TO THIS AGREEMENT

          (B) EACH PARTY REPRESENTS AND WARRANTS TO THE OTHER THAT IT HAS THE AUTHORITY TO ENTER INTO THIS AGREEMENT ACCORDING TO ITS TERMS AND THAT ITS PERFORMANCE DOES NOT VIOLATE ANY LAWS, REGULATIONS OR AGREEMENTS APPLICABLE TO IT.

          (C) LICENSEE REPRESENTS AND WARRANTS TO CALVERT THAT THE PRODUCT SHALL AT ALL TIMES COMPLY WITH THE DESCRIPTION IN EXHIBIT A FOR AS LONG AS LICENSEE OFFERS SUCH PRODUCT.

          (D) IN NO EVENT OR UNDER ANY CIRCUMSTANCE SHALL CALVERT PARTY BE LIABLE TO LICENSEE FOR ANY LOSS OF PROFITS, OR INDIRECT, SPECIAL, INCIDENTAL,
EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE CUMULATIVE LIABILITY OF EACH PARTY TO THE OTHER, FROM ALL CAUSES OF ACTION AND ALL THEORIES OF LIABILITY, WILL BE LIMITED TO AND WILL NOT EXCEED THE AMOUNTS PAID TO CALVERT BY LICENSEE PURSUANT TO THIS AGREEMENT.

          (E) THE PROVISIONS OF THIS SECTION 9 SHALL SURVIVE ANY TERMINATION OF THE AGREEMENT.

     10.     INDEMNIFICATION.

          (A) LICENSEE SHALL INDEMNIFY AND HOLD HARMLESS CALVERT, ITS AFFILIATES AND THEIR OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS AGAINST ANY AND ALL JUDGMENTS, DAMAGES, COSTS OR LOSSES OF ANY KIND (INCLUDING REASONABLE
ATTORNEYS' AND EXPERTS' FEES) AS A RESULT OF ANY CLAIM, ACTION OR PROCEEDING THAT ARISES OUT OF OR RELATES TO (I) ANY BREACH BY LICENSEE OF ITS
REPRESENTATIONS OR WARRANTIES UNDER THIS AGREEMENT, OR (II) THE PRODUCT; PROVIDED THAT (A) CALVERT NOTIFIES LICENSEE PROMPTLY OF ANY SUCH CLAIM, ACTION OR PROCEEDING; (B) CALVERT GRANTS LICENSEE CONTROL OF ITS DEFENSE AND/OR SETTLEMENT; AND (C) CALVERT COOPERATES WITH LICENSEE IN THE DEFENSE THEREOF. LICENSEE'S INDEMNIFICATION OBLIGATIONS SHALL NOT EXTEND TO ANY CLAIM, ACTION OR PROCEEDING THAT ARISES OUT OF THE NEGLIGENCE OR INTENTIONAL MISCONDUCT OF CALVERT OR ANY AGENT THEREOF. LICENSEE SHALL PERIODICALLY REIMBURSE CALVERT FOR ITS REASONABLE EXPENSES INCURRED UNDER THIS SUBSECTION 11(A). CALVERT SHALL HAVE THE RIGHT, AT ITS OWN EXPENSE, TO PARTICIPATE IN THE DEFENSE OF ANY CLAIM, ACTION OR PROCEEDING AGAINST WHICH IT IS INDEMNIFIED HEREUNDER; PROVIDED, HOWEVER, IT SHALL HAVE NO RIGHT TO CONTROL THE DEFENSE, CONSENT TO JUDGMENT, OR AGREE TO SETTLE ANY SUCH CLAIM, ACTION OR PROCEEDING WITHOUT THE WRITTEN CONSENT OF LICENSEE WITHOUT WAIVING THE INDEMNITY HEREUNDER. LICENSEE, IN THE DEFENSE OF ANY SUCH CLAIM, ACTION OR PROCEEDING EXCEPT WITH THE WRITTEN CONSENT OF CALVERT, SHALL NOT CONSENT TO ENTRY OF ANY JUDGMENT OR ENTER INTO ANY SETTLEMENT WHICH EITHER (A) DOES NOT INCLUDE, AS AN UNCONDITIONAL TERM, THE GRANT BY THE CLAIMANT TO CALVERT OF A RELEASE OF ALL LIABILITIES IN RESPECT OF SUCH CLAIMS OR
(B) OTHERWISE ADVERSELY AFFECTS THE RIGHTS OF CALVERT. THIS PROVISION SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

          (B) CALVERT SHALL INDEMNIFY AND HOLD HARMLESS LICENSEE, ITS AFFILIATES AND THEIR OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS AGAINST ANY AND ALL JUDGMENTS, DAMAGES, COSTS OR LOSSES OF ANY KIND (INCLUDING REASONABLE
ATTORNEYS' AND EXPERTS' FEES) AS A RESULT OF ANY CLAIM, ACTION, OR PROCEEDING THAT ARISES OUT OF OR RELATES TO I) ANY BREACH BY CALVERT OF ITS REPRESENTATIONS OR WARRANTIES UNDER THIS AGREEMENT, OR II) ANY NEGLIGENT ACT OR INTENTIONAL MISCONDUCT OF CALVERT; PROVIDED, HOWEVER, THAT (A) LICENSEE NOTIFIES CALVERT PROMPTLY OF ANY SUCH CLAIM, ACTION OR PROCEEDING; (B) LICENSEE GRANTS CALVERT CONTROL OF ITS DEFENSE AND/OR SETTLEMENT; AND (C) LICENSEE COOPERATES WITH CALVERT IN THE DEFENSE THEREOF. CALVERT'S INDEMNIFICATION OBLIGATIONS SHALL NOT EXTEND TO ANY CLAIM, ACTION OR PROCEEDING THAT ARISES OUT OF THE NEGLIGENCE OR INTENTIONAL MISCONDUCT OF LICENSEE OR ANY AGENT THEREOF. CALVERT SHALL PERIODICALLY REIMBURSE LICENSEE FOR ITS REASONABLE EXPENSES INCURRED UNDER THIS SUBSECTION 10(B). LICENSEE SHALL HAVE THE RIGHT, AT ITS OWN EXPENSE, TO PARTICIPATE IN THE DEFENSE OF ANY CLAIM, ACTION OR PROCEEDING AGAINST WHICH IT IS INDEMNIFIED HEREUNDER; PROVIDED, HOWEVER, IT SHALL HAVE NO RIGHT TO CONTROL THE DEFENSE, CONSENT TO JUDGMENT, OR AGREE TO SETTLE ANY SUCH CLAIM, ACTION OR PROCEEDING WITHOUT THE WRITTEN CONSENT OF CALVERT WITHOUT WAIVING THE INDEMNITY HEREUNDER. CALVERT, IN THE DEFENSE OF ANY SUCH CLAIM, ACTION OR PROCEEDING, EXCEPT WITH THE WRITTEN CONSENT OF LICENSEE, SHALL NOT CONSENT TO ENTRY OF ANY JUDGMENT OR ENTER INTO ANY SETTLEMENT WHICH EITHER (A) DOES NOT INCLUDE, AS AN UNCONDITIONAL TERM, THE GRANT BY THE CLAIMANT TO LICENSEE OF A RELEASE OF ALL LIABILITIES IN RESPECT OF SUCH CLAIMS OR (B) OTHERWISE ADVERSELY AFFECTS THE RIGHTS OF LICENSEE. THIS PROVISION SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

     11.     FORCE  MAJEURE.

          NEITHER CALVERT NOR LICENSEE SHALL BEAR RESPONSIBILITY OR LIABILITY FOR ANY LOSSES ARISING OUT OF ANY DELAY IN OR INTERRUPTIONS OF THEIR RESPECTIVE PERFORMANCE OF THEIR OBLIGATIONS UNDER THIS AGREEMENT DUE TO ANY ACT OF GOD, ACT OF GOVERNMENTAL AUTHORITY, ACT OF THE PUBLIC ENEMY OR DUE TO WAR, THE OUTBREAK OR ESCALATION OF HOSTILITIES, RIOT, FIRE, FLOOD, CIVIL COMMOTION, INSURRECTION, SEVERE OR ADVERSE WEATHER CONDITIONS, COMMUNICATIONS LINE FAILURE, OR OTHER SIMILAR CAUSE BEYOND THE REASONABLE CONTROL OF THE PARTY SO AFFECTED.

     12.     OTHER  MATTERS.

          (A) THIS AGREEMENT IS SOLELY AND EXCLUSIVELY BETWEEN THE PARTIES HERETO AND SHALL NOT BE ASSIGNED OR TRANSFERRED BY LICENSEE, OR BY CALVERT (EXCEPT TO AN AFFILIATE OR SUBSIDIARY ENTITY IN SUBSTANTIALLY THE SAME BUSINESS AS CALVERT), WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTY, AND ANY ATTEMPT TO SO ASSIGN OR TRANSFER THIS AGREEMENT WITHOUT SUCH WRITTEN CONSENT SHALL BE NULL AND VOID.

          (B) THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT OF THE PARTIES HERETO WITH RESPECT TO ITS SUBJECT MATTER AND MAY BE AMENDED OR MODIFIED ONLY BY A WRITING SIGNED BY DULY AUTHORIZED OFFICERS OF BOTH PARTIES. THERE ARE NO ORAL OR WRITTEN COLLATERAL REPRESENTATIONS, AGREEMENTS, OR UNDERSTANDINGS EXCEPT AS PROVIDED HEREIN.

          (C) NO BREACH, DEFAULT, OR THREATENED BREACH OF THIS AGREEMENT BY EITHER PARTY SHALL RELIEVE THE OTHER PARTY OF ITS OBLIGATIONS OR LIABILITIES UNDER THIS AGREEMENT WITH RESPECT TO THE PROTECTION OF THE PROPERTY OR
PROPRIETARY  NATURE  OF  ANY  PROPERTY  WHICH  IS THE SUBJECT OF THIS AGREEMENT.

          (D) ALL NOTICES AND OTHER COMMUNICATIONS UNDER THIS AGREEMENT SHALL BE (I) IN WRITING, (II) DELIVERED BY HAND, BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, BY OVERNIGHT DELIVERY SERVICE OR BY FACSIMILE TRANSMISSION TO THE ADDRESS OR FACSIMILE NUMBER SET FORTH BELOW OR SUCH ADDRESS OF FACSIMILE NUMBER AS EITHER PARTY SHALL SPECIFY BY A WRITTEN NOTICE TO THE OTHER AND (III) DEEMED GIVEN UPON RECEIPT.

     NOTICE  TO  CALVERT:          CALVERT  GROUP,  LTD.
          4550  MONTGOMERY  AVENUE
          BETHESDA,  MD.  20814
          ATTN:  GENERAL  COUNSEL
          FAX  #:  301-657-7014

     NOTICE  TO  LICENSEE:     CALVERT  SOCIAL  INDEX  SERIES,  INC.
          4550  MONTGOMERY  AVENUE
          BETHESDA,  MD.  20814
          ATTN:  SECRETARY
          FAX  #:  301-657-7014

          (E) THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND AND SHALL BE BINDING ON THE PARTIES HERETO AND THEIR SUCCESSORS AND CONSENTED TO ASSIGNS.

     IN WITNESS, WHEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE EXECUTED AS OF THE DATE FIRST SET FORTH ABOVE.

CALVERT  SOCIAL  INDEX  SERIES,  INC.     CALVERT  GROUP,  LTD

BY:     ________________________     BY:     _________________________

TITLE:     _____________________     TITLE:     ______________________



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                                    EXHIBIT  A
                                     PRODUCT


PRODUCT:     CALVERT  SOCIAL  INDEX  SERIES,  INC.,  CALVERT  SOCIAL  INDEX FUND


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                                    EXHIBIT  B
                                  LICENSE  FEES


     CALVERT SOCIAL INDEX SERIES, INC. SHALL PAY CALVERT GROUP, LTD. AN ANNUAL FEE OF $1.00.